                      [LASALLE NATIONAL BANK - LETTERHEAD]


April 28, 1995


Kleer-Vu Plastics Corporation
921 West Artesia Boulevard
Compton, California  90220

Gentlemen:

     KLEER-VU PLASTICS CORPORATION, a Delaware corporation ("Borrower") and LaSalle National Bank, a national banking association ("Bank") have entered into that certain Security Agreement dated March 5, 1990 (the "Security Agreement"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower and Bank now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   The Agreement hereby is amended as follows:

     (a) Paragraph (6)(1) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

          (1) PERMITTED AFFILIATED TRANSACTIONS: Without limitation of subparagraph 10(l) of the Agreement, and provided that (i) such advance is permitted under all applicable laws; and (ii) no Event of Default shall have occurred prior to the time of, or would occur as a result of such advance, Borrower may advance monies to Kleer-Vu Industries, Inc. up to an aggregate amount, per fiscal quarter, of the lesser of (A) Two Hundred Thousand and No/1OO Dollars ($200,000.00) and (B) the aggregate amount of the following expenses due and payable by Kleer-Vu Industries, Inc. during such fiscal quarter: (i) payment of interest to Signal Resources, a California general partnership under that certain KVI Subordinated Loan Agreement, dated April 21, 1995 between Kleer-Vu Industries, Inc. and Signal Resources; (ii) consulting fees; (iii) American Stock Exchange fees; (iv) stock transfer fees; and (v) audit and legal fees.

Kleer-Vu Plastics Corporation
April 28, 1995
Page 2


     2. This Amendment shall not become effective until fully executed by all parties hereto.

     3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.


                                   LASALLE NATIONAL BANK, A NATIONAL
                                   BANKING ASSOCIATION

                                   By: /s/ illegible
                                      ------------------------------------------

                                   Title: Vice President
                                         ---------------------------------------


Accepted and agreed to this
28th day of April, 1995
----        -----


KLEER-VU PLASTICS CORPORATION


By: /s/  B. Leneck
   --------------------------------

Title: Chief Financial Officer
      -----------------------------

BY: /s/ David W. Hardee
   --------------------------------

TITLE: EVP
      -----------------------------

Consented and agreed to by the
following guarantors of the
obligations of KLEER-VU PLASTICS
CORPORATION to LaSalle National Bank.

KLEER-VU INDUSTRIES, INC.

By: /s/  B. Leneck
   --------------------------------

Title: CFO
      -----------------------------

Date: 4/28/95
     ------------------------------

PAS INDUSTRY, INC.

By: /s/  B. Leneck                          BY: /s/ illegible
   --------------------------------             --------------------------------

Title: CFO                                   TITLE: Chairman
      -----------------------------                -----------------------------

Date: 4/28/95                                DATE: 4/28/95
     ------------------------------               ------------------------------

PROLINE STORAGE CORPORATION

By: /s/  B. Leneck                          BY: /s/ David W. Hardee
   --------------------------------             --------------------------------

Title: CFO                                   TITLE: President
      -----------------------------                -----------------------------

Date: 4/28/95                                DATE: 4/28/95
     ------------------------------               ------------------------------

                      [LASALLE NATIONAL BANK - LETTERHEAD]

                                                        April 19, 1995

Proline Storage Corporation
250 Kleer-Vu Drive
Brownsville, Tennessee  38012

Gentlemen:

     PROLINE STORAGE CORPORATION, a Tennessee corporation ("Borrower") and LaSalle National Bank, a national banking association ("Bank") have entered into that certain Loan and Security Agreement dated February 1, 1995 (the "Security Agreement"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower and Bank now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.    The Agreement hereby is amended as follows:

          (a) Paragraph (1) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

               (1) LOAN LIMIT: Bank may, in its sole discretion, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

                    (a) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Borrower's Eligible Accounts; PLUS

                    (b) Subject to Paragraph (2) (a) of this Exhibit A, up to fifty-five percent (55%) of the lower of the cost or market value of Borrower's Eligible Inventory or Five Hundred Thousand and No/1OO Dollars ($500,000.00), whichever is less; MINUS

                    (c) Such reserves as Bank elects, in its sole discretion, to establish from time to time;

                         provided, that (i) the advances at subparagraph (b) above; (ii) the advances under Paragraphs (1)(a) and
                         (1)(b) of Exhibit

Proline Storage Corporation
April 19, 1995
Page 3


          3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.


                                        LASALLE NATIONAL BANK, A NATIONAL
                                        BANKING ASSOCIATION

                                        By: /s/ illegible
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------


Accepted and agreed to this
20th day of April, 1995.
----        -----


PROLINE STORAGE CORPORATION

By: /s/ David W. Hardee
   -------------------------------------

Title: PRESIDENT
      ----------------------------------

By: /s/  B. Leneck
   -------------------------------------

Title: CFO
      ----------------------------------

Consented and agreed to by the following guarantors of the obligations of
PROLINE STORAGE CORPORATION to LaSalle
National Bank.

KLEER-VU INDUSTRIES, INC.

By: /s/  B. Leneck
   -------------------------------------

Title: Chief Financial Officer
      ----------------------------------

Date: 4/20/95
     -----------------------------------


KLEER-VU PLASTICS CORPORATION

By: /s/   B. Leneck                            BY: /s/ illegible
   -------------------------------------           -----------------------------

Title: Chief Financial Officer                  TITLE: President
      ----------------------------------              --------------------------

Date: 4/20/95                                   DATE: 4/20/95
     -----------------------------------             ---------------------------


PAS INDUSTRY, INC.

By: /s/ David W. Hardee                         BY: /s/  B. Leneck
   -------------------------------------           -----------------------------

Title: PRESIDENT                                TITLE: Chief Financial Officer
      ----------------------------------              --------------------------

Date: 4/20/95                                   DATE: 4/20/95
     -----------------------------------             ---------------------------